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                                                                       EXHIBIT 5


                       LUCIO, MANDLER, CROLAND, BRONSTEIN,
                       GARBETT, STIPHANY & MARTINEZ, P.A.

                         701 Brickell Avenue, Suite 2000
                              Miami, Florida 33131




                                    July 31, 1998

Pro Tech Communications, Inc.
3311 Industrial 25th Street
Ft. Pierce, Florida 34946

Ladies and Gentlemen:

         We have acted as counsel to Pro Tech Communications, Inc., a Florida corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 regarding 500,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable pursuant to the Company's 1998 Stock Option Plan.

         In rendering the opinion expressed herein, we have examined the following documents and instruments:

         1. The Registration Statement and the exhibits to be filed in connection therewith and the form of prospectus contained in the Form S-8;

         2. The Company's Articles of Incorporation, as amended; and

         3. The Company's Bylaws.

         In addition, we have obtained from public officials and from officers of the Company and examined originals or copies, identified to our satisfaction, of such other certificates, agreements and other assurances as we have considered necessary for the purposes of rendering the opinion hereinafter expressed.

         We have also consulted with officers and directors of the Company and have obtained such representations with respect to matters of fact as we have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed; we have not necessarily independently verified the factual statements made to us in connection therewith, nor the veracity of such representations, but we have no reason to doubt their truth or accuracy.


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Pro Tech Communications, Inc.
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July 31, 1998



         Based on the foregoing, it is our opinion that the Shares covered by the Registration Statement, when issued and sold in accordance with the terms of the Registration Statement, upon receipt of payment therefor, will constitute legally issued Shares, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder.

                                    Respectfully submitted,

                                    /s/ LUCIO, MANDLER, CROLAND, BRONSTEIN,
                                        GARBETT, STIPHANY & MARTINEZ